Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts —

Strategic 10/A+ Portfolio, 2004 Series A:

We consent to the use of our report dated March 19, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 19, 2004